Exhibit 99.1

NEWS RELEASE

FOR IMMEDIATE RELEASE

Dawson Geophysical Company Purchases Ultralight Seismic Land Nodes from Geospace Technologies

$24 Million Contract Represents the First Significant Sale of Pioneer™

Houston, TX – August 11, 2025 – Geospace Technologies Corporation (NASDAQ: GEOS)  (“Geospace”) and Dawson Geophysical Company (NASDAQ: DWSN) (“Dawson”) today jointly announced the first major sale of the Geospace Pioneer™, ultralight seismic land node, to Dawson a geophysical services provider. Based on current contract terms the estimated value of the agreement is expected to reach approximately $24 million. The delivery of Pioneer will begin in the third quarter of the calendar year 2025.

“In our industry, Geospace set the standard for wireless data acquisition land nodes. With Pioneer, we have maintained the data quality output our customers require, while reducing the size and weight of our nodes,” said Rich Kelley, President and CEO, Geospace Technologies.  “We are pleased that an industry leader such as Dawson recognized that you do not need to sacrifice quality to achieve the operational efficiency gains associated with Pioneer’s lower power consumption, smaller size, and less weight.”

Tony Clark, Dawson's President and CEO, commented, “After significant field testing, we decided to make an investment to increase our channel count with Geospace’s Pioneer product based on the high quality of data offered in a lightweight package. We believe this investment will allow Dawson to be a leader in the industry, giving us a competitive advantage for large integrated high-resolution, high channel count surveys currently demanded by the exploration & production efforts of our industry leaders.  We anticipate improved efficiencies in our operations with lighter weight equipment. Additionally, we expect improved calendar efficiency by allowing us to be more competitive for small surveys.”

Weighing less than 0.5kg, Pioneer™ is a small, lightweight, single-component, autonomous land wireless seismic data acquisition solution delivering precise, high resolution, accurate survey data. The USA designed and manufactured node continuously records for up to 50 days and offers accelerated deployment with an exclusive QuickDeploy feature. The device was engineered with a proprietary 5Hz geophone for better image quality.  For more information on the Pioneer, visit www.Geospace.com/pioneer.

About Dawson

Dawson Geophysical Company is a leading provider of North American onshore seismic data acquisition services with operations throughout the continental United States and Canada. Dawson acquires and processes 2-D, 3-D and multi-component seismic data solely for its clients, ranging from major oil and gas companies to independent oil and gas operators, as well as providers of multi-client data libraries. Carbon Capture Utilization and Storage ("CCUS") seismic monitoring continues to grow and be an intricate part of our business.  Dawson has acquired several CCUS base surveys and plan to acquire more in the future.

About Geospace Technologies

Geospace Technologies is a global technology and instrumentation manufacturer specializing in vibration sensing and highly ruggedized products which serve energy, industrial, government and commercial customers worldwide. The Company’s products blend engineering expertise with advanced analytic software to optimize energy exploration, enhance national and homeland security, empower water utility and property managers, and streamline electronic printing solutions. With more than four decades of operational excellence, the Company’s more than 600 employees across the world are dedicated to engineering and technical quality. Geospace is traded on the U.S. NASDAQ stock exchange under the ticker symbol GEOS. For more information, visit www.geospace.com.

Media Contact for Geospace: Caroline Kempf, ckempf@geospace.com, 713-986-8710

Media Contact for Dawson: Investor Relations, info@Dawson3d.com, 432-684-3000

Cautionary Statement Regarding Forward-Looking Statements

Certain statements in this press release may be considered "forward-looking statements" within the meaning of the "safe harbor" provisions of the Private Securities Litigation Reform Act of 1995. In some cases, the reader can identify forward-looking statements by words such as "may," "should," "would," "expect," "intend," "will," "estimate," "anticipate," "believe," "predict," or similar words. Forward-looking statements relate to future events or future financial or operating performance of Dawson or Geospace. These forward-looking statements include, among other things, statements regarding the anticipated benefits of the transactions described herein, including statements related to potential competitive advantages and improved efficiencies resulting from such transactions, and the benefits Pioneer is expected to deliver.   Such forward-looking statements are based upon assumptions made as of the date hereof and are subject to risks, uncertainties, and other factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements. Factors that may cause actual results to differ materially from current expectations include, but are not limited to, risks relating to the efficacy of Pioneer; the risk that the delivery of the equipment may not be delivered in a timely manner or at all; Dawson’s and Geospace’s ability to execute their respective business strategies and plans for growth; the failure to operationalize the acquired equipment in a timely manner or at all; risks associated with Dawson’s ability to finance the transaction; industry conditions, including fluctuations in supply, demand and prices; global and regional economic and financial conditions; and other risks and uncertainties set forth in the sections entitled "Risk Factors" and "Cautionary Note Regarding Forward-Looking Statements" in Dawson’s and Geospace’s filings with the Securities and Exchange Commission ("SEC"), which are available on the SEC's website at www.sec.gov.  There may be additional risks about which the parties are presently unaware or that they currently believe are immaterial that could also cause actual results to differ from those contained in the forward-looking statements. The reader should not place undue reliance on forward-looking statements, which speak only as of the date they are made. Dawson and Geospace anticipate that subsequent events and developments may cause their assessments to change. However, while the companies may elect to update these forward-looking statements at some point in the future, they expressly disclaim any duty to update these forward-looking statements, except as otherwise required by law.